                                                                     Exhibit 4.3


                        EMPLOYEE STOCKHOLDERS' AGREEMENT
                           (Redemption and Buy-Sell)
                                      FOR

                                    DOS LTD.


     THIS AGREEMENT, made as of this ____ day of ______________, 1993, by and among DOS, Ltd., a Bermuda corporation (hereinafter referred to as "DOSL"), and __________________ (hereinafter referred to as the "Shareholder").

                              W I T N E S S E T H:

     WHEREAS, for good and valuable consideration, DOSL and the Shareholder have agreed to impose certain restrictions on said capital stock: and

     WHEREAS, the Shareholder agrees that it is to his benefit and in the best interests of DOSL to restrict the assignability of the capital stock of DOSL issued pursuant to the DOS Ltd. 1993 Stock Option Plan, to provide for the control and disposition of DOSL, to provide for the orderly transition of ownership in the event of death, disability or retirement of a Shareholder, or other termination of a Shareholder's capital stock under certain specified conditions, and to provide the funds necessary to carry out such purchases.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is mutually agreed by and among the parties to this Agreement as follows:

     I.   DEFINITIONS
          -----------

          The following definitions shall control the meanings of the respective terms:

          A. "Termination" or "Terminating" means to the extent applicable according to the provisions hereof, retirement, loss of employment from Corporation or its wholly owned subsidiaries, death, or Assignment or other transfer of an Ownership Interest (or any part thereof), and includes dissolution of marriage or permanent separation. A call to military services shall be a "termination" only to the extent allowed under the Solders and Sailors Relief Act.

          B. "Assignment or other transfer" includes, but is not limited to, sale, exchange, hypothecation, collateral assignment, subjecting the ownership interest to a security interest, attachment, judgment, creditor execution, bankruptcy, or other similar occurrence sanctioned by the law, without the advance consent in writing of the Committee.

          C. "Committee" means the group of three or more individuals appointed by the Board of Directors of DOSL. The Committee shall have sole authority to select the individuals who are to be granted Options from among those eligible hereunder and to establish the number of shares which may be issued under each Option. The Committee has the authority to designate whether all or a portion of the Options granted under the Plan shall be Incentive Stock options or nonqualified stock options. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the individuals to whom Options shall be granted, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final. If a Committee is not appointed by the Board, the Board shall act as the Committee for purposes of the Plan.

          D. "Terminating Shareholder" or "Offering Shareholder" means the Shareholder who is terminating his interest in DOSL. It includes, as required, the estate of a deceased Shareholder acting through its personal representative, which shall also be referred to as "Deceased Shareholder", or the Trustee (by trust, or in bankruptcy), receiver, or other legal representative of the Terminating Shareholder who has the power to act.

          E. "Ownership Interest" means the equity interest that each Shareholder has in DOSL which is reflected by stock ownership, regardless of class or series.

          F. "Debt" means the obligation of DOSL to repay a loan made to DOSL by a Shareholder. Unless otherwise expressly stated herein, the debt shall be repaid according to its terms at the interest rate, interest dates, and maturity date fixed in the note, but if the note is payable on demand, is in default at the termination date, or past maturity, the debt shall be repaid upon the terms, at the interest rate, and upon the dates on which the payments in exchange for the Terminating Shareholder's Ownership Interest are made: being, for example, prorated over the installments due for the Terminating Shareholder's Ownership Interest.

          G. "Receipt" or "Received" refers to the date received. In the event of a dispute as to the date received, if mailed by ordinary mail, the date of receipt is three days after the postmark date; otherwise it is the date shown on the return receipt.

               Unless otherwise stated specifically herein, any time period shall commence, run, and expire at 12:00 midnight, central standard time, within the stated days or months, whether the offer acceptance, or other act is to or by the Terminating Shareholder, DOSL, or the Continuing Shareholders, acting jointly or separately, simultaneously or consecutively, and regardless of which party or parties is entitled to the first offer. All "days" shall refer to calendar days.

          H. "Closing" or "Closing Date" shall mean the first business day after the tenth day after the acceptance of an offer hereunder.

II.  GENERAL TERMS
     -------------

          A.   Delegation to Other Contractual Agreements
               ------------------------------------------

               Unless expressly provided herein otherwise, nothing contained in this Agreement shall discharge, release, or otherwise change, amend, or alter any sums due, or rights under any employment contract or other employment arrangement between DOSL and any Shareholder. Further, no other contractual relationship between DOSL and a Shareholder or among any or all of them shall be affected by this Agreement save one that attempts to define or speak to the terms of this Agreement, in which case the other contract shall be null and void unless it is in writing, it expressly indicates that it is amending this Agreement, and it is signed by DOSL.

          B.   Redemption Agreement
               --------------------

               This Agreement is intended to be a redemption agreement, and all offers required to be made hereunder shall first be made to DOSL. If DOSL is willing to accept the offer but does not have the financial means to accomplish the acceptance, then the remaining Shareholders shall have the right, but not the duty, to provide to DOSL sufficient funding, in the amounts and in the manner agreed upon between themselves, so that DOSL may accept the offer in the first instance. If DOSL is for any reason unable or unwilling to accept the offer, the offer shall next be made to any other third party, subject to the restrictions, terms and conditions as provided herein.

          C.   Status of Assignees, Transferees, etc.
               --------------------------------------

               All (i) assignees, transferees, trustees, receivers, or others who obtain an interest in the shares, whether by attachment, execution, bankruptcy law, receivership law, or otherwise by operation of law, and (ii) assignees, transferees, secured parties, creditors, and other who obtain an interest in the shares, whether or not said Assignment or other transfer occurred with the consent of the Continuing Shareholders, take subject to the terms and conditions of this Agreement and subject to qualifications under any applicable provision of the Securities Exchange Commission and/or any state securities agency. Any such act of Assignment or other transfer, whether by operation of law, voluntarily or involuntarily, or by act of a

               Shareholder if not consented to, any act, demand, or attempt to realize upon the collateral security of the shares, shall result in the party succeeding to or attempting to succeed to the Ownership of such Shareholder, becoming a Terminating Shareholder, and the act, as described in this sentence, shall constitute a Termination Event, so that the terms and conditions of this Agreement shall apply.

          D.   Offers, Acceptances and Communications
               --------------------------------------

               All offers, acceptances, communications, and the like between DOSL and a Terminating Shareholder shall be in writing. Such writing shall contain all pertinent particulars, including, as applicable, selling price, dates, terms and conditions.

          E.   Status of Spouse.
               ----------------

               It is recognized that inasmuch as some the Shareholders are married, and inasmuch as some of the Shareholders may become married, their respective spouses may have an interest in any or all shares of capital stock of DOSL held by the Shareholder to the extent such shares constitute or become community property, or are held in joint tenancy or as tenants by the entireties (included herein as "Community Property") by reason of their respective spouses' rights to acquire, manage, control, or dispose of Community Property. Therefore, each of the Shareholders hereby agree and consent to the requirement that if they are currently married, or upon their marriage, they will cause their respective spouses to consent to the terms hereof, as such may affect the interest of their respective spouses and evidence such consent in writing by executing a copy of this Agreement. In the event that circumstances cause the terms of this Agreement to be operative, whereby a Terminating Shareholder is required to offer his Ownership Interest to DOSL, the spouse of the Terminating Shareholder shall in like manner and upon the same terms and conditions as provided herein offer any Ownership Interest in said shares.

III. CERTAIN TERMINATING EVENTS
     --------------------------

          The following terms and conditions shall control upon the occurrence of any of the following Terminating events with respect to a
          Shareholder:

          A.   Retirement
               ----------

               If a Shareholder is at the date hereof an employee of DOSL or any of its wholly owned subsidiaries, or thereafter becomes an employee of DOSL and subsequently retires from such employment, he must offer (or be deemed to have offered automatically) to DOSL his Ownership Interest within thirty (30) days after his retirement; provided, however, notwithstanding any other provisions hereof, the purchase of a Retired Shareholder's interest by DOSL shall be optional and evidence of DOSL's decision to accept or decline such purchase shall be communicated to the Retired Shareholder pursuant to part three (3.) hereof, and the following provisions shall apply:

               1. The purchase price, the terms of purchase, the interest rate, the security, and the like shall be as provided in
                    Section VII hereof.

               2. Unless the Retired Shareholder shall consent otherwise, DOSL, if it elects to purchase, shall purchase all 100% of the Retired Shareholder's Ownership Interest.

               3. Acceptance of the offer by DOSL shall be delivered to the Retired Shareholder on or before the sixtieth (60th) day next succeeding the date DOSL receives the Retired Shareholder's offer. If no written offer is given to DOSL within the thirty day period, DOSL will be deemed to have received notice on the 30th day following the retirement.

               4. If DOSL does not accept the offer by the 60th day, Shareholder may sell his shares to any party he/she desires at any price.

          B.   Severance of Employment
               -----------------------

               If a Shareholder is at the date hereof an employee of DOSL or thereafter becomes an employee of DOSL and subsequently such employment is severed for reasons other than retirement, whether or not the severance is by mutual consent or otherwise, the Terminating Shareholder shall offer (or be deemed to have offered automatically) his Ownership Interest to DOSL. The offer period shall be measured from the date of the last day of his employment, and the same terms and conditions as are provided in respect of the Retirement of a Shareholder in subparagraphs 1-4 of Paragraph A to this Section III shall apply, with the term "Terminating Shareholder" being substituted for the term "Retired Shareholder."

          C.   Divorce or Permanent Separation
               -------------------------------

               In the event that a petition is filed in a court of competent jurisdiction seeking a divorce or permanent separation, by or against a Shareholder, such Terminating Shareholder shall offer (or be deemed to have offered automatically) his Ownership Interest to DOSL. The offer period shall be measured from the date of the filing of such petition, or the date the Terminating Shareholder shall have received notice of same, whichever is later, and the same terms and conditions as are provided in respect of the Retirement of a Shareholder in subparagraphs 1-4 of Paragraph A of this Section III shall apply with the term "Terminating Shareholder" being substituted for the term "Retired Shareholder."

     IV.  ASSIGNMENT OR OTHER TRANSFER
          ----------------------------

          Prior to the occurrence of a Terminating Event, the Ownership Interest held by Shareholder is not transferable or assignable in any way other than by will or the laws of descent and distribution unless agreed to by DOSL in writing and signed by an officer of DOSL. Any such transfer or assignment shall also be subject to the recipient of such shares qualifying with any applicable provision of the Securities Exchange Commission or any applicable state securities agency.

     V.   DEATH AS A TERMINATING EVENT
          ----------------------------

          If a Shareholder dies, the Deceased Shareholder, through this personal representative, shall offer (or be deemed to have offered automatically) to DOSL his Ownership Interest in DOSL, and the following provisions shall apply:

          A.   Offer
               -----

               The offer shall be made as soon as practical after the appointment of the decedent's personal representative, but in no event later than one hundred and twenty (120) days after the decedent's death.

          B.   Purchase Price
               --------------

               The purchase price, the terms of purchase, the interest, the security, and the like shall be as provided in Section VII hereof.

          C.   Purchase
               --------

               Unless the Deceased Shareholder, through his personal representative, shall consent otherwise, DOSL, if it elects to purchase, shall purchase all (1005) of the Deceased Shareholder's Ownership Interest.

          D.   Acceptance
               ----------

               Acceptance of the offer by DOSL shall be delivered to the personal representative of the Deceased Shareholder on or before the thirtieth (30th) day next succeeding the later of (a) the date DOSL received the Deceased Shareholder's offer, through his personal representative, or (b) one hundred and twenty (120) days after the death of the Shareholder.

     VI.  Restrictions
          ------------

               The share certificates shall bear the following legend or a legend to the following effect:

               "The transfer of these shares is restricted. These shares may be restricted under the terms of the Securities Act of 1933, the Securities and Exchange Act of 1934, or the Securities Act of Texas (collectively called the "Securities Acts"). The restriction may involve limitations required under an exemption from said Security Acts, such as an investment representation, a residence requirement, or a holding period requirement under the Intrastate Offering exemption."

               "Further, the transfer of these shares is restricted under the terms of a Stock Redemption and Buy-Sell Agreement (also referred to as the "Employee Stockholders' Agreement") between the holder of this certificate and DOSL or other shareholders, or both.
               Said shares may be not sold, transferred, assigned, given away, pledged, encumbered, or otherwise disposed of except in strict accordance with the terms of that agreement, and no transfer will be recognized by DOS Ltd., until, as the case may be, counsel to DOS Ltd. is satisfied there is no violation of the Security Acts, the other shareholders consent to the transfer, or both."

          B. Additionally, the transfer of shares will be restricted as follows:

               After execution of the required Agreements, and upon issuance of the shares, Optionee and his spouse will be prohibited form selling, assigning or transferring in any way their interest in the shares for a period of six months without the express written approval from the Committee. The Committee will have the sole authority to grant a waiver from the six month restriction and its decision will be final. Request for waiver of the restriction must be made in writing and notice delivered to the Committee.

     VII. PURCHASE PRICE AND TERMS
          ------------------------

          A.   Redemption Valuation
               --------------------

               The redemption value of the shares will be set by the Committee on a semi-annual basis. The Committee shall have the sole authority to establish the price at which any shares are repurchased or redeemed under the terms of this Agreement, and all decisions made by the Committee in setting the value of each share of Stock shall be final.

               If, after an option has been exercise, the shares are to be redeemed and the shares have been publicly traded for at least 30 days, the redemption value of the shares will be the average between the high and low (or if applicable, closing bid and asked price) price per share for the last 20 trading days prior to the terminating event.

          B.  Payment
              -------

               In the case of a Termination other than by reason of death, the purchase price shall be paid as follows: fifteen percent (15%) of the purchase price paid at Closing, with the balance paid in five (5) equal and consecutive annual installments, to commence on the first business day of the next succeeding fiscal year of DOSL in after the Closing. The unpaid principal shall bear six percent (6%) simple annual interest payable on each principal installment date. In default of either a principal installment or the interest due in respect thereof, the remaining balance of the purchase price may become due and payable at the option of the noteholder upon providing 30 days notice to DOSL and an opportunity to cure. The entire principal balance or any part thereof may be prepaid without penalty. All costs and expenses which arise in connection with collection of any amounts due shall be borne by the maker of the note, including a reasonable attorney's fee. The note to be used shall be approved by DOSL's attorney.

          C.   Escrow
               ------

               The Ownership Interest being sold to DOSL and all indicia thereof, shall, at the election of the Terminating Shareholder, be retained in escrow by a disinterested third party selected by mutual agreement between the Terminating Shareholder and DOSL with appropriate escrow instructions to the effect that the Ownership Interest shall be delivered to DOSL when the purchase price, together with any accrued interest, has been paid in full, and, in the event of default thereof, the Ownership Interest amount equal to the percentage of the unpaid principal amount shall revert to the Terminating Shareholder. However, so long as no default occurs, any voting rights or other interests accruing to DOSL by reason of its purchase of such stock shall be fully exercisable by it.

          D.   Secured Transaction
               -------------------

               The terms of Article 9 of the Uniform Commercial Code, dealing with default and the taking of collateral, then applying in the State of Texas shall govern the Terminating Shareholder's and DOSl's rights and remedies in the event of default.

          E.   Tax Status
               ----------

               All proceeds payable to a Terminating Shareholder shall be regarded for income tax purposes as paid from the following sources, in the order of priority shown:

               1. First, to the extent thereof, the Terminating Shareholder shall receive the balance of his salary or other employee compensation, if any, including expense reimbursement but excluding a qualified employee plan distribution, due and owing to him for the period involved.

               2. Second, as to the balance, the Terminating Shareholder shall receive payment for his shares.

     VIII.  RESIGNATIONS
            ------------

          Effective upon the occurrence of a Terminating event, the Terminating Shareholder and his spouse will automatically be deemed to have resigned as a director or officer of DOSL as the case may be, and such resignation shall be effective without further act of the Terminating Shareholder or his spouse. Each Shareholder confers a power of attorney upon DOSL and agrees that upon the occurrence of the above events, DOSL shall thereafter have the power to do the things and perform the acts which may be necessary to reflect the fact that neither the Terminating Shareholder nor his spouse is an officer or director of DOSL.

          Nothing herein, however, shall act as a waiver of or release of any claim, demand, or assertion of the Terminating Shareholder against DOSL for salary, expense reimbursement, or similar employee benefits, to the extent he is entitled to the same.

     IX.  NON-INTERFERENCE
          ----------------

          A.   Covenants of Terminating Shareholder
               ------------------------------------

               Notwithstanding that the balance of the purchase price may be due and payable to the Terminating Shareholder and the Ownership Interest is held in escrow as collateral security, the continuing interest of the Terminating Shareholder shall be solely a secured interest protecting a debt due. The Terminating Shareholder
               shall be solely a secured interest protecting a debt due.   The
               Terminating Shareholder shall not have any say or right in management, and he agrees to execute whatever documents, instruments, and papers shall reasonably be required by the attorney for DOSL to reflect the Terminating Shareholder has severed all relationship and connection with DOSL save as a creditor. DOSL and the Terminating Shareholder shall each have the right to send notices of the severance of the relationship.

          B.   Mutual Covenants
               ----------------

               DOSL and the Terminating Shareholder hereby mutually exchange covenants of non-interference and each agrees to refrain from any conduct, by word or act, that will reflect negatively on the character or conduct of the other.

          C.   Non-Competition
               ---------------

               The Terminating Shareholder, recognizing that a covenant not to compete is required to protect the business interests of DOSL agrees that unless DOSL consents in writing to the contrary, such Terminating Shareholder shall not engage in a competing business within fifty (50) miles of the office or location where he most recently employed by DOSL or its subsidiaries, for twelve months (365 successive calendar days) after the Closing of the purchase transaction. A "competing business" shall mean and include a business similar or directly related to the active trade or business of DOSL or any subsidiary of DOSL. It shall cover employment, management, and investment in any such competing business.

          D.   Reasonableness
               --------------

               DOSL and all the Shareholders expressly agree that because of the nature of DOSL, the above restrictions in Paragraph C as to area and time are reasonable.

          E.   Preservation of Name
               --------------------

               DOSL now has and shall continue to have, the sole and exclusive right to use the name "DOS Ltd." as its corporate name and title. This right shall not be affected by the termination of association with DOSL of any Shareholder, either as a shareholder, officer, director, or employee, nor by any other cause. In the event that any Shareholder ceases to be associated with or employed by DOSL or any of its subsidiaries for any reason, they agree herein and hereby to not thereafter use or permit the use of the name "DOS Ltd.", or any of its subsidiaries, in the name or trademark of any Corporation, partnership, or other business with which they are associated in any capacity, directly or indirectly, and which is engaged in a business similar in any respect to that conducted by DOSL or any of its subsidiaries, unless such name or trademark includes other words denoting that such business is a separate organization, business, or entity entirely distinct from and not to be confused with DOSL, and unless such name or trademark does not contain any words stating or suggesting prior or current affiliate or connection with, or comparison in age, business, or otherwise with DOSL.

     F.  Confidentiality
         ---------------

          It is also recognized and acknowledged by the Shareholders that confidential information pertaining to DOSL's customers and manufacturing processes which may be available to them is valuable, special and unique except as such may be in the public domain. Accordingly, the Shareholders hereby agree that they will not at any time disclose any of such information to any person, firm, Corporation, association or other entity for any reason or purpose whatsoever or make use in any other way to his advantage of such information.

     X.   MISCELLANEOUS MATTERS
          ---------------------

          A.   Mutual Release
               --------------

               The Terminating Shareholder, for his part, and DOSL and the Continuing Shareholders, for their part, do each release and acquit the other of any and all claims that each may have against the other, save and except the obligations set forth in the Agreement. It is the intention of the parties hereto that once this Agreement becomes effective, each of the parties will look only to the rights that he or they have under this Agreement.

          B.   Insurance Policies
               ------------------

               If DOSL is the owner and beneficiary of insurance policies on the life of the Shareholder, DOSL may continue to maintain such insurance in force and effect during the lifetime of each insured Shareholder. DOSL shall have the right to obtain additional insurance on the lives of the Shareholders whenever, in the opinion of DOSL, additional insurance may be required for the benefit of DOSL or to enable it to carry out its obligations under this Agreement.

          C.   Rights to Purchase Policies
               ---------------------------

               A Terminating Shareholder shall have the right to purchase the policy or policies carried by DOSL on his own life by paying to DOSL an amount equal to the then net cash surrender value of such policy or policies plus the unearned portion of any premiums that may have been paid thereon. Such right of purchase shall be exercised by notice given to DOSL, in writing, within thirty (30) days after the Closing Date of the purchase of such Terminating Shareholder's Ownership Interest and the purchase price of the issuance shall be paid in full, in cash, within such period of time. On receipt of the entire purchase price, DOSL will deliver the policies of insurance and will execute all necessary instruments of transfer.

          D.   Entire Agreement
               ----------------

               This instrument contains the entire agreement of the parties hereto and supersedes all prior agreements made between the parties and DOSL affecting the capital stock of DOSL and all such prior agreements are hereby terminated. No modification, amendment, change, or discharge of any term or provision of the Agreement shall be valid or binding unless the same is in writing and signed by all the parties hereto. No waiver of any of the terms of the Agreement shall be valid unless signed by the party against whom such waiver is asserted.

          E.   Termination
               -----------

               This Agreement shall terminate on the occurrence of any of the following events:

               1.   Bankruptcy, receivership, or dissolution of DOSL.

               2.   The voluntary agreement of all of the Shareholders.

          F.   Binding Effect
               --------------

               This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, legal representative, successors, and assigns, and the parties agree for themselves and their heirs, legal representatives, successors, and assigns to execute any instruments in writing which may be necessary or proper in carrying out the purposes of the Agreements.

          G.   Applicable Law
               --------------

               The parties mutually covenant and agree that this Agreement shall be subject to and governed by the laws of the State of Texas, irrespective of the fact that one or more of the parties now is or may become a resident of a different state.

          H.   Invalidity
               ----------

               The invalidity or uneforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

          I.   Gender
               ------

               Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, unless the context otherwise requires.

          J.  Headings
              --------

               The captions or headings contained in this Agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing the provisions hereof if any question of intent should arise.

          K.   Repurchase After Divorce
               ------------------------

               In the event a Shareholder's Ownership Interest is purchased by DOSL by reason of the Terminating Shareholder's divorce or permanent separation pursuant to the terms of the Agreement, such Terminating Shareholder shall have the exclusive right to repurchase his or her entire Ownership Interest, including that of his spouse or any donees, following the entry of a final judgment and decree of divorce and the lapse of time allowed for any appeal thereof, provided no other terminating event occurs or has occurred. Such purchase shall be effected by said Terminating Shareholder giving written notice to DOSL of his election to purchase all or any part of his Ownership Interest as herein provided and written notice thereof is given as provided above and actually received by DOSL within one (1) year from the date of Termination (which for purposes of this paragraph shall mean the date of Termination (which for purposes of this paragraph shall mean the date of the filing of any legal action regarding the Terminating Shareholder's divorce or permanent separation), the purchase price shall be the greater of the price originally paid by DOSL to the Terminating Shareholders, plus interest at six (6%) per annum or the current value as established by the committee. The current value shall be determined as provided in Section VII, Paragraph A hereto, as of the date of the written notice of election.

          L.  Exhibits
              --------

               All exhibits, attachments, annexed instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein.

          M.   Venue and Applicable Law
               ------------------------

               This Agreement is made in the State of Texas and shall for all purposes be construed in accordance with the laws of the State of Texas. Any cause of action based upon or relating to this Agreement in any way must be brought in Montgomery County, Texas within one (1) year of the accrual of the cause of action. The prevailing party in any suit will be entitled to an award of its attorney's fees.

          N.   Attorney's Fees
               ---------------

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

               Any party to this Agreement who is the prevailing party in any legal proceeding brought under or with relation to this Agreement or transaction shall be entitled to recover court costs and reasonable attorney's fees from the nonprevailing party.

          O.   Certain Shares
               --------------

               This Agreement applies only to those shares which have been purchased pursuant to the DOS Ltd. 1993 Stock Option Plan.

          IN WITNESS WHEREOF, the parties hereto warrant each to the other that they have read this Agreement in its entirety, understand all its terms, and execute this Agreement and its duplicate originals as of the date first above written with full knowledge of its significance.


SHAREHOLDERS:                           RESPECTIVE SPOUSES:


_________________________________       _________________________________


_________________________________       _________________________________


_________________________________       _________________________________


_________________________________       _________________________________




ATTEST:


                                        By:
_________________________________       _________________________________
Secretary                                 President

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